UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2021

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	GLP	New York Stock Exchange
9.75% Series A Fixed-to-Floating Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	GLP pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated herein by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On March 24, 2021, Global Partners LP, a Delaware limited partnership (the “Partnership”), issued 3,000,000 of its 9.50% Series B Fixed Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”), at a price to the public of $25.00 per Series B Preferred Unit, pursuant to the previously filed Underwriting Agreement, dated as of March 17, 2021, by and among the Partnership, Global Operating LLC, Global GP LLC (the “General Partner”) and Stifel, Nicolaus & Company, Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

In connection with the closing of the offering of the Series B Preferred Units on March 24, 2021, the General Partner executed the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) for the purpose of creating and defining the preferences, rights, powers and terms of the Series B Preferred Units. The amendments effected by the Amended and Restated Partnership Agreement provide for the issuance of the Series B Preferred Units, in summary, with the features described below.

The Series B Preferred Units rank (a) senior to common units representing limited partner interests in the Partnership (the “Common Units”), incentive distribution rights and to each other class or series of limited partner interests or other equity securities of the Partnership established after the original issue date of the Series B Preferred Units (the “Series B Original Issue Date”) that is not expressly made senior to or on parity with the 9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) and the Series B Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (individually and collectively, the “Preferred Unit Junior Securities”), (b) on parity with respect to distributions or amounts payable upon a liquidation event, as applicable, with the Series A Preferred Units and each other and any class or series of limited partner interests or other equity securities of the Partnership established after the Series B Original Issue Date with terms expressly providing that such class or series ranks on parity with the Series A Preferred Units and the Series B Preferred Units as to the payment of distributions or amounts payable upon a liquidation event (individually and collectively, but excluding Preferred Unit Senior Securities (as defined below), the “Preferred Unit Parity Securities”) and (c) junior with respect to distributions or amounts payable upon a liquidation event, as applicable, to any class or series of limited partner interests or equity securities of the Partnership established after the Series B Original Issue Date with terms expressly made senior to the Series A Preferred Units and the Series B Preferred Units as to the payment of distributions or amounts payable upon a liquidation event (individually and collectively, the “Preferred Unit Senior Securities”) and to all existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against the Partnership.

Distributions on the Series B Preferred Units will be cumulative from the Series B Original Issue Date and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “Distribution Payment Date”), commencing on May 15, 2021, to holders of record as of the opening of business on the February 1, May 1, August 1 or November 1 next preceding the Distribution Payment Date, in each case, when, as, and if declared by the General Partner out of legally available funds for such purpose. A pro-rated initial distribution on the Series B Preferred Units will be payable on May 15, 2021 in an amount equal to approximately $0.3365 per Series B Preferred Unit.

The distribution rate for the Series B Preferred Units will be 9.50% per annum of the $25.00 liquidation preference per Series B Preferred Unit (equal to $2.375 per Series B Preferred Unit per annum).

The Partnership will not declare or pay or set apart for payment any distributions on any Preferred Unit Junior Securities (other than a distribution payable solely in Preferred Unit Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Preferred Unit Parity Securities (including the Series A Preferred Units) through the most recent respective distribution periods.

At any time on or after May 15, 2026, the Partnership may redeem, in whole or in part, the Series B Preferred Units at a redemption price in cash of $25.00 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. The Partnership must provide not less than 30 days’ and not more than 60 days’ advance written notice of any such redemption.

Upon the occurrence of a Series B Change of Control (as defined in the Amended and Restated Partnership Agreement), the Partnership may, at its option, redeem the Series B Preferred Units, in whole or in part, within 120 days after the first date on which such Series B Change of Control occurred, by paying $25.00 per Series B Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the date of redemption, whether or not declared. If, prior to the Series B Change of Control Conversion Date (as defined in the Amended and Restated Partnership Agreement), the Partnership exercises its redemption rights relating to Series B Preferred Units, holders of the Series B Preferred Units that the Partnership has elected to redeem will not have the conversion right discussed below related to a Series B Change of Control.

Upon the occurrence of a Series B Change of Control, each holder of Series B Preferred Units will have the right (unless, prior to the Series B Change of Control Conversion Date, the Partnership provides notice of its election to redeem the Series B Preferred Units) to convert some or all of the Series B Preferred Units held by such holder on the Series B Change of Control Conversion Date into a number of Common Units per Series B Preferred Unit to be converted equal to the lesser of (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but excluding, the Series B Change of Control Conversion Date (unless the Series B Change of Control Conversion Date is after a record date for a Series B Preferred Unit distribution payment and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Series B Common Unit Price (as defined in the Amended and Restated Partnership Agreement) and (b) 2.1533, subject, in each case, to certain exceptions and adjustments.

Any such redemptions would be effected only out of funds legally available for such purposes and would be subject to compliance with the provisions of the Partnership’s outstanding indebtedness.

Holders of Series B Preferred Units generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the Amended and Restated Partnership Agreement that would have a material adverse effect on the terms of the Series B Preferred Units, (ii) the creation or issuance of any Preferred Unit Parity Securities (including any additional Series A Preferred Units and Series B Preferred Units) if the cumulative distributions payable on then outstanding Series B Preferred Units (or Preferred Unit Parity Securities, including the Series A Preferred Units, if applicable) are in arrears, (iii) the creation or issuance of any Preferred Unit Senior Securities and (iv) the declaration or payment of any distribution to the holders of Common Units out of capital surplus.

The foregoing description of the Amended and Restated Partnership Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Partnership Agreement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
3.1	Fifth Amended and Restated Agreement of Limited Partnership of Global Partners LP, dated as of March 24, 2021.
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered Series B Preferred Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC its General Partner

Dated: March 24, 2021		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

4